EXHIBIT 10.30

                               BUNDLING AGREEMENT
                    WITH AUTHORIZATION TO REPLICATE PRODUCTS

     This Agreement covers the terms under which Vendor authorizes Kodak to distribute Vendor promotional products when bundled with Kodak products. This Agreement also covers the terms under which Vendor authorizes Kodak to replicate the Vendor products it distributes.

     This Agreement, comprised of this cover page, the attached terms and conditions, and any attached schedules and exhibits, is the complete Agreement between the parties and supersedes any prior oral or written communications with respect to the subject matter of this Agreement.

     By signing below, each party agrees to the terms of this Agreement. Once signed, any copy of this Agreement that is reliably reproduced may be considered an original.

Agreed to:                                   Agreed to:

GALACTICOMM, INC. (Vendor)                   EASTMAN KODAK COMPANY (Kodak)

/s/ PETER BERG                               /s/ P. C. KOSIERACKI
--------------------------------             -----------------------------------
Authorized Signature                         Authorized Signature

PETER BERG                                   P. C. KOSIERACKI
--------------------------------             -----------------------------------
Printed Name                                 Printed Name

                                             CHIEF BUSINESS OFFICER
CEO                                          DIGITAL & APPLIED IMAGING
--------------------------------             -----------------------------------
Title                                        Title

5/21/97                                      5-29-97
--------------------------------             -----------------------------------
Date Signed                                  Date Signed

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            BUNDLING AGREEMENT / AUTHORIZATION TO REPLICATE PRODUCTS

                              TERMS AND CONDITIONS

1. DEFINITIONS

     1.1 "Demo Product" means Vendor's promotional software, equipment or marketing information about such items, identified on Schedule 1 and provided to Kodak in digital form for inclusion in the Bundle.

     1.2 "Bundle" means a package of goods containing at least one Demo Product and Kodak digital camera software and, optionally, a Kodak digital camera, which is marketed under an all inclusive price.

     1.3 "Commercial Product" means Vendor's commercial implementation of the Demo Product, in the form usually sold to end users, identified on Schedule 1.

2. GRANT OF RIGHTS

     2.1 Vendor grants Kodak the nonexclusive, worldwide right to distribute, promote, market and advertise the Demo Products, but only when the Demo Products are distributed to resellers or end users as part of a Bundle.

     2.2 Vendor grants Kodak the nonexclusive, worldwide right to replicate the Demo Products without alteration for distribution by Kodak under the license granted in Section 2.1.

3. VENDOR OBLIGATIONS

     3.1 Vendor will deliver or otherwise make available to Kodak at the delivery address set forth on Schedule 1:

          (i) a master for each of the Demo Products in digital form on diskette or CD;

          (ii) all applicable artwork associated with the Demo Products and Commercial Products as digital encapsulated Postscript (EPS) files.

     3.2 Vendor will notify Kodak of any changes to the Demo Products or artwork prior to the date when Vendor implements the change, and will promptly provide Kodak with the necessary material required for Kodak to replicate the changed Demo Products or artwork.

     3.3 Vendor will incorporate in the Demo Product a means for identifying those sales of Commercial Product which result from the conversion of the Demo Product into a Commercial Product by an end user who receives a Bundle.

     3.4 Vendor or its agent will take orders, receive payment from and deliver Commercial Product to end users, and pay commissions to Kodak as provided in
Section 5. Vendor may change the Commercial Product price to end users at its sole discretion.

     3.5 Vendor or its agent is responsible for offering and providing support to end users of the Demo Products and Commercial Products. Kodak will have no obligation to provide support to end users of the Demo Product or Commercial Product.

4. KODAK OBLIGATIONS

     4.1 Kodak will use its best efforts to include the Demo Product in the next CD-ROM pressing for the Bundle, but is not obligated to do so.

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     4.2 Kodak will, at its option, incorporate any changes to the Demo Products or artwork provided by Vendor in any updates to the Bundle.

     4.3 To assist Vendor in providing support to end users, Kodak will provide Vendor with one (1) copy of the Bundle, and one (1) Kodak digital camera if not included in the Bundle, upon commercial availability.

5. PAYMENTS

     5.1 Vendor will pay Kodak a commission for each copy of the Commercial Product sold by Vendor or its agent to an end user as a result of the Bundle marketing performed by Kodak. The per copy commission rate for each Commercial Product is as stated on Schedule 1. Commissions are based upon gross sales of Commercial Product as described herein, less any applicable shipping and handling charges and sales tax.

     5.2 Commissions are payable by Vendor to Kodak quarterly. Within 30 days after the end of each calendar quarter, Vendor will mail:

          (i) a written statement setting forth the basis for the Vendor's calculation of the commissions due to the delivery address stated on Schedule 1, and

          (ii) a check covering payment of all required commissions, to the remittance address set forth on Schedule 1. The commission check and/or check stub will include the Reference Number provided on Schedule 1.

     5.3 In order that the commissions and reports may be verified, Vendor agrees to keep full, complete and accurate books and records in accordance with generally accepted accounting principles covering the Commercial Products sold and commissions payable under this Agreement for a period of three years after the relevant transaction which gave rise to the accrual of a commission obligation.

     5.4 It is agreed that the books and records of Vendor may be audited from time to time upon written notice at least five (5) business days in advance, during Vendor's normal business hours, but not more than once in each calendar year, by an independent certified public accountant appointed by Kodak and reasonably acceptable to Vendor, to the extent necessary to verify the accuracy of the commission statements and payments. Such audit shall be completed at Kodak's own expense, at Vendor's location unless otherwise agreed to by the parties, and limited to an audit of the commission reports for the two years preceding the date of the audit, except that if any discrepancy or error exceeding five percent of the money actually due is found in connection with the computation, the reasonable cost of such audit shall be borne by Vendor, and the scope of the audit may be expanded to cover the three years preceding the date of the audit.

     5.5 Commission payments are to be made in U.S. dollars.

6. MARKETING, ADVERTISING AND PROMOTION

     6.1 For use on brochures, advertising, packaging and other promotional material for the sale of the Bundles created under this Agreement, Kodak may itself, and may authorize Kodak authorized resellers to, without Vendor's prior approval:

          (i) reproduce without alteration the artwork or Demo Product or Commercial Product packaging; or

          (ii) make factual statements describing a Demo Product or Commercial Product without using any stylized form of such product names or other stylized logo or symbol appearing on such products.

     6.2 Except as provided in Section 2 concerning replication of Demo Products, and in the preceding paragraph, no license or rights under any trademark, trade name, or trade dress of

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Vendor is granted under this Agreement, nor may any reference to any trademark, trade name or trade dress of Vendor appear on the Bundle, or on packaging, or related advertising or promotional materials for the Bundle without Vendor's express prior written consent.

     6.3 Kodak acknowledges Vendor's ownership of the Vendor trademarks and trade dress that appear on the Demo Product and the Commercial Product, and that every use of these trademark and trade dress inures solely to the benefit of Vendor.

     6.4 Kodak or Vendor may issue press releases relating to the Bundle. The content of such releases will be mutually agreed upon between the parties hereto.

7. WARRANTY.

     7.1 Vendor warrants that it has the right and power to enter into this Agreement and perform its obligations hereunder.

     7.2 Vendor warrants that the Demo Products provided to Kodak hereunder are suitable for worldwide distribution and are in compliance with all applicable export laws, regulations and other restrictions.

     7.3 Kodak warrants that it has the right and power to enter into this Agreement and perform its obligations hereunder.

8. INDEMNIFICATION

     8.1 Vendor will indemnify, defend and hold Kodak harmless against any claim that the Demo Products distributed hereunder infringe any patent, copyright, or trademark and Vendor will pay any costs and damages, including reasonable attorneys' fees, that a court finally awards against Kodak as a result of such claim or that are paid in settlement thereof, provided Kodak gives Vendor prompt written notice of such claim and tenders to Vendor the defense and all related settlement negotiations. Kodak will indemnify, defend and hold Vendor harmless against any claim that the Kodak products included in the Bundle distributed hereunder infringe any patent, copyright, or trademark and Kodak will pay any costs and damages, including reasonable attorneys' fees, that a court finally awards against Vendor as a result of such claim or that are paid in settlement thereof, provided Vendor gives Kodak prompt written notice of such claim and tenders to Kodak the defense and all related settlement negotiations.

     8.2 Kodak will indemnify Vendor against any cost, loss, liability, or expense, including reasonable attorneys' fees, arising out of third party claims against Vendor relating to the Bundle except to the extent the claim relates to or is caused by the Demo Product. Vendor will indemnify Kodak against any cost, loss, liability, or expense, including reasonable attorneys' fees, arising out of third party claims against Kodak relating to the Demo Product, except to the extent the claim relates to or is caused by the Kodak products included in the Bundle.

9. LIMITATION OF LIABILITY

     Neither party will be liable to the other for incidental, consequential or special damages (including punitive or exemplary) arising under this Agreement, even if advised of the possibility of such damages.

10. TERM AND TERMINATION

      10.1 TERM

      This Agreement will become effective on the Effective Date, and will expire on the Expiration Date, both as stated on Schedule 1 of this Agreement. The parties may renew this

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Agreement thereafter by a mutual written agreement stating new Effective and
Expiration Dates, signed by authorized representatives of the parties.

     10.2 TERMINATION FOR CAUSE.

     This Agreement may be terminated by either party after a material breach by the other party upon written notice to the defaulting party specifying the default, unless the other party cures the default within 30 days after receipt of the notice.

     10.3 EFFECT OF TERMINATION

          (i) Upon termination or expiration, each party shall pay to the other the amount of any commissions, credits, or rebates then due in favor of the other party.

          (ii) Upon termination or expiration, Kodak may continue to sell any Bundles then in its inventory as necessary to exhaust its inventory of Bundles, and continue to replicate Demo Products for up to 30 days for the purpose of filling any unfilled orders which existed on the date of termination or expiration, subject to continued compliance with all restrictions concerning the use of Vendor's name and trademarks. Upon exhaustion of its inventory of Bundles, Kodak will destroy all printed materials, such as packaging and advertising for Demo Products and Bundles which feature or use Vendor's name or trademarks.

11. GENERAL PROVISIONS

      11.1 INDEPENDENT CONTRACTOR.

      Each party is acting in the role of an independent contractor under this Agreement. Neither party may bind the other party to any legal obligations in connection with this Agreement.

      11.2 SUCCESSORS AND ASSIGNS.

      This Agreement will be binding upon, and inure to the benefit of, each of the parties hereto and its respective successors and assigns.

      11.3 COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and will become effective when one or more counterparts have been signed by the parties hereto and delivered to the other parties.

      11.4 ASSIGNMENT.

      This Agreement may not be assigned by either party without the prior written consent of the other party, and any attempted assignment will be void, except that either party may assign this Agreement without consent to any party which acquires substantially all the assets of the party, or to any parent or subsidiary corporation of the party.

        11.5 NOTICES.

        All notices required or desired to be given hereunder shall be in writing and if not personally delivered, be sent by facsimile (with a copy by ordinary mail) or by registered or certified mail to the notice addresses stated on Schedule 1 of this Agreement. If sent by facsimile or personally delivered, notices shall be deemed to have been given on the day when sent or personally delivered. If mailed by registered or certified mail, notices shall be deemed to have been given when received or when delivery is refused. Either party may from time to time change the address to which notices to it are to be sent by giving notice of such change to the other party.

        11.6 FORCE MAJEURE.

      Except for payments of outstanding commission, neither party shall be liable for any damages or penalties for delay in delivery when such delay is due to the elements, acts of God, acts of civil or military authority, fires or floods, epidemics, quarantine restrictions, war or riots.

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      11.7 NON-WAIVER.

      Failure by either party to enforce any term or condition of this Agreement shall not be deemed a waiver of future enforcement of that or any other term or condition.

      11.8 SEVERABILITY.

      If any term, provision, covenant or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions shall continue in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated.

      11.9 GOVERNING LAW.

      This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York as applied to agreements entered into between two residents of the State of New York.

      11.10 AMENDMENT.

      This Agreement may not be amended except by a written amendment executed by authorized representatives of both parties.

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            BUNDLING AGREEMENT / AUTHORIZATION TO REPLICATE PRODUCTS

                                   Schedule 1

-1-  Effective Date: May 20, 1997

     Expiration Date: December 31, 1999

-2-  Demo Product(s):    Demo version of WebCast Personal -- Trial Version

-3-  Commercial Product(s) and Commission(s):

     COMMERCIAL               INITIAL END USER         COMMISSION RATE (% of
      PRODUCT                  PURCHASE PRICE             PURCHASE PRICE)
     ----------               ----------------         ---------------------

     WebCast Personal         *E.S.P. $ 42.95                   20%

     WebCast ProServer        *E.S.P. $849.95                   20%

* Estimated Street Price

-4-  Delivery address for Demo Products and commission reports:

          Eastman Kodak Company
          901 Elmgrove Road
          Rochester, NY 14653-5245
          Attention: John Metzger
          Telephone: 716-726-9030
          Facsimile: 716-726-0818

-5-  Kodak address for notices:

          Eastman Kodak Company
          Digital and Applied Imaging
          901 Elmgrove Road
          Rochester, NY 14653-5241
          Attention: Contracts and Pricing
          Facsimile: 716-726-0500

-6-  Vendor address for notices:

          Galacticomm, Inc.
          4101 SW 47th Avenue, Suite 101
          Fort Lauderdale, Florida 33314
          Attention: Lois Messner
          Facsimile: 954-583-7846

-7-  Remittance Address:

          Eastman Kodak Company
          99 Brown Street SADA
          Rochester, NY 14650-0918
          Reference Number: 091-GL-6802-01000-000

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